Exhibit 4.11
SLP Noble Holdings Ltd.
PO Box 309, Ugland House
Grand Cayman
KY1 -1104
Cayman Islands
Nobao Renewable Energy Holdings Limited
Building 4, No. 150 Yonghe Road
Zhabei District, Shanghai, China
Fax: 86-21-6631-2459
May 16, 2011
     Re: Waiver of Series A-1 Third Tranche Option
Dear Mr. Song Ping,
     Reference is made to the Series A-1 Senior Preferred Share Purchase Agreement, dated as of October 16, 2010 (as amended by the Amendment to Series A-1 Senior Preferred Share Purchase Agreement, dated as of May 6, 2011 (the “Agreement”), by and among (i) NOBAO RENEWABLE ENERGY HOLDINGS LIMITED, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”), (ii) SLP NOBLE HOLDINGS LTD, an exempted company incorporated with limited liability under the laws of Cayman Islands (the “Investor”), (iii) KWOK PING SUN, a citizen of Hong Kong with the Hong Kong passport No. of DA9001901 and TAl FENG INVESTMENTS LIMITED, a company duly organized and validly existing under the laws of the British Virgin Islands and wholly owned by Mr. Kwok Ping Sun, (iv) NUOXIN ENERGY TECHNOLOGY (SHANGHAI) CO., LTD., a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC and (v) JIANGXI NOBAO ELECTRONICS CO., LTD., a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC. Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Agreement.
     If the Company’s initial public offering in the United States as described in the Form F-1 registration statement filed with the U.S. Securities and Exchange Commission (the “IPO”) occurs on or prior to July 15, 2011, the Investor hereby waives its Series A-1 Third Tranche Option in its entirety. If the IPO does not occur within such time, the Investor shall remain entitled to exercise its Series A-1 Third Tranche Option in accordance with Sections 2.2(iii), (iv) and (vi) of the Agreement.
* * * * *

Very truly yours, Signed for and on behalf of SLP NOBLE HOLDINGS LTD
By:	/s/ Eric (Xun) Chen
Name:	Eric (Xun) Chen
Title:	Director

Acknowledged and agreed by:
NOBAO RENEWABLE ENERGY HOLDINGS LIMITED

By:	/s/ SONG Ping
Name:	SONG Ping
Title:	Director

Signature Page to Third Tranche Option Waiver